    Exhibit 6.9

                                    CONTRACT

    This Agreement effective October 24,1996 ("Effective Date") sets forth the terms under which Innapharma, Inc., 10 Mountainview Road, Upper Saddle River, NJ 07458 (hereinafter referred to as "Innapharma,") will conduct a single center clinical study on behalf of NexMed, Inc., 6087 Triangle Drive, Commerce, CA 90040 (hereinafter referred to as "NexMed").

    1. Innapharma will be responsible, in consultation with NexMed, for the conduct of the NexMed VIRATROL-TM- Study entitled: "Development and validation of safety and efficacy for a medical device in the treatment of Herpes in a Chinese population of men or women suffering from lip sores", as set forth in Scope of Work (Exhibit "A").

    2. The Contract stipulates that Innapharma personnel will make one site selection visit to each Ministry of Health (MOH) approved study site.
       It is agreed that NexMed personnel may accompany Innapharma personnel on such site visit. NexMed shall provide Innapharma with reasonable notice of its intention to attend a site visit or to visit sites separately.

    3. Innapharma shall promptly notify NexMed of any MOH or other inspection of which it becomes aware, and NexMed shall have the right to be present at any such inspection.

    4. All clinical study data generated by clinical investigators or Innapharma in connection with the study shall be the property of NexMed and is subject to audit by NexMed, during regular business hours, at NexMed's discretion and upon reasonable notice to Innapharma.

    5. Innapharma will keep strictly confidential all information transmitted to it by NexMed for use with the study and will require all clinical investigators to do the same. This obligation of confidentiality shall remain in effect for five (5) years after delivery of the data transfer to NexMed (see Exhibit "A"). All such information will be returned promptly to NexMed upon the completion of the project, upon termination of this Agreement or at any time at the request of NexMed. Notwithstanding the foregoing, Innapharma may keep in its possession a reasonable but limited number of such documents as may be required for regulatory, legal, insurance or record keeping purposes or which contain information deemed by Innapharma to be privileged and/or proprietary to Innapharma.

       Information belonging to Innapharma which it designates in writing to be confidential shall be protected from disclosure by NexMed with at least the degree of care as used by NexMed in dealing with NexMed confidential information.

       Any and all discoveries and/or inventions by Innapharma (whether or not patentable) relating to VIRATROL-TM- Study during or within six (6) months after delivery of the final data transfer shall be the sole and exclusive property of NexMed. Innapharma shall promptly notify NexMed of any such event and assist

       NexMed in the protection of NexMed's proprietary rights to such discoveries and/or inventions. Notwithstanding the foregoing, Innapharma's software, programs, policies, procedures, methods, manuals, materials, and related information developed prior to or during the study shall remain the exclusive proprietary property of Innapharma

    6. NexMed shall hold harmless and indemnify Innapharma, its agents and its subcontractors as approved by NexMed from all liabilities and cost (including reasonable attorneys' fees) arising out of or relating to Innapharma's or said agents' or subcontractors' performance of contracted services under this Agreement including liability for adverse experiences to subjects in the study, except to the degree such liabilities or costs are caused by the fault or negligence of Innapharma or said agents or subcontractors. For the purpose of this section, "Subcontractor" and "Agents" shall be defined to mean any third party which provides services in support of the study including, but not limited to Printing Services, Local IRBs, clinical research associates and clinical investigators.


    7. The estimated budget for this study is set forth in Exhibit "B" attached hereto and entitled "Budget Estimate". NexMed will make payments in accordance with the attached Exhibit "C" entitled "Schedule of Payments".

    8. Innapharma may terminate this agreement on thirty (30) days written notice if NexMed materially breaches this agreement; provided, however, that NexMed shall have the right to cure such breach within thirty (30) days after receipt of such written notice of Innapharma's intention to terminate.

       NexMed may terminate this agreement on thirty (30) days written notice with or without cause. In the event of termination by NexMed for reasons other than default by Innapharma actions or recommendations of the MOH or other involving regulatory authorities, NexMed's liability shall include the total study budget amount listed in Exhibit B, with the only exception, the unearned portion of the Investigator grant agreement up to the date of receipt of termination notice, and all additional costs associated with the termination itself.

       In the event that the termination of the study is due to default by Innapharma, NexMed's liability shall be limited to all sums owed to Innapharma but unpaid for work performed to date of receipt of termination notice as described in paragraph above.

       In the event that the termination of the study is due to actions or recommendations of the MOH or other involving regulatory authorities, NexMed's liability shall be limited to all sums owed to Innapharma but unpaid for work performed to date of receipt of termination notice and all costs associated with termination itself, such as for the close-out of study sites, completion of the database, etc., as described in the two paragraphs above.

       In the event of termination requiring close-out, Innapharma shall use its best efforts to terminate all arrangements with investigators and other obligations, as soon as possible, to avoid additional expenses.

     9. This Agreement shall take effect upon execution by both parties and shall continue until all obligations of the parties are completed unless previously terminated. Sections 4, 5, 6, 7 and 8 shall survive termination of this Agreement.

    10. The parties acknowledge that NexMed is relying on the expertise of Innapharma both for the conduct of the study and also for not exceeding the budget set forth in Exhibit "C". Innapharma warrants and represents that it will maintain strict budgetary controls and that it will not exceed any of the itemized costs or the total study cost figure contained in Exhibit "C" without the written approval of NexMed.

        The parties shall review, on a monthly basis, actual Direct and Indirect ("Pass Through") costs associated with the ongoing performance of the clinical trial. As necessary the parties shall make reasonable adjustments to the budget, the payment schedule, the scope of the work, and to this contract so as to insure that the study is adequately funded and to promote the best interests of the clinical trial. All changes in the scope or budget will require the written authorization of NexMed prior to the commitment of any Innapharma resources.

        The final payment (Exhibit D) will be made upon NexMed's acknowledgment that the data included in the final data transfer are complete and acceptable, and it is agreed that the format meets with NexMed's prior specifications. This acknowledgment shall take place within 30 days of receipt of the final data transfer. After acceptance of the final data transfer, actual project costs incurred and payments made shall be reconciled. Any outstanding balance as there may be after final reconciliation shall be paid within thirty (30) days.

    11. The parties stipulate and agree that 30 subjects shall be screened and that 20 patients shall be enrolled and approximately 1 Investigator site shall participate in this clinical trial.

    12. Any change or modifications to this Agreement shall be in writing and approved by John F. Noble, Ph.D, for Innapharma and Y. Joseph Mo, Ph.D. for NexMed or by their designees.

    13. Any required notices shall be provided in writing, certified mail, return receipt requested to the following individuals:

    If to Innapharma:

                           John F. Noble, Ph.D
                           President
                           Innapharma, Inc.
                           10 Mountainview Road
                           Upper Saddle River, NJ 07458

    If to NexMed:

                           Y. Joseph Mo, Ph.D
                           NexMed, Inc.
                           President
                           6087 Triangle Drive
                           Commerce, CA 90040

    14. The transfer of obligations from NexMed as Sponsor to Innapharma as Contract Research Organization as required by the US Code of Federal Regulations Section 21-312.52 is described in detail in Scope of Work Section (Exhibit A).

        This Agreement is not assignable and the obligations hereunder cannot be delegated in whole or in part without the prior written consent of NexMed. Innapharma will be an independent contractor and not an employee of NexMed.

    15. With respect to this contract and this study only, Innapharma agrees not to use or imply the NexMed name or logo for advertising, promotional purposes, raising capital, recommending investments, or in any way that implies endorsement by NexMed. NexMed or Innapharma may publicly disclose, in a news context, the fact that an Agreement has been entered into, including the name of NexMed or Innapharma and the general nature of the project covered by this Agreement. The party seeking such public disclosure shall advise and provide the other party with a copy of the proposed release and obtain proper written approval of said release.

    16. No party will be liable for failure or delay in performing the obligations set forth in this Agreement if such failure or delay is due to any causes beyond the reasonable control of such party.

    17. This Agreement shall be governed by the laws of the State of New Jersey.

                            CONTRACT SIGNATURE PAGE

    NexMed, Inc.

    By: /S/ Vivian Liu
        ------------------------
        Vivian Liu
        Vice President

    Date: 10/30/96

    Innapharma, Inc.

    By: /S/ John F. Noble
        ------------------------
        John F. Noble, Ph.D.
        President

    Date: 10/24/96

EXHIBIT A

                                Scope of Work for
                            HERPES MEDICAL DEVICE STUDY

EXECUTIVE SUMMARY

NexMed, Inc. has requested that INNAPHARMA provide a contract agreement and budget encompassing management of all activities required to initiate and complete a 20 patient pilot study in China including monitoring through final statistical report in conjunction with NexMed's herpes medical device.

INNAPHARMA has prepared this contract agreement in two parts which allows NexMed to proceed with several GO- NO/GO decision points while incurring only minimal costs. An outline of the scope of work has been provided and the project timeline and cost estimates follow in Exhibits E, B and D respectively.

The first part of obtaining Clinical Trial Registration in China (permission to conduct the trial) involves the information gathering and clinical strategy development stage. Innapharma will assist NexMed in obtaining an expert in China in the area of Herpes and medical devices. Innapharma will schedule a meeting with the Ministry of Health. Innapharma and the Chinese medical expert will pre-assess the proper approval pathway for the herpes medical device in China. Innapharma will prepare a feasibility report based on information obtained from China allowing NexMed to make educated Go -No/Go decision.

The costs for this stage are included in the Clinical Registration costs listed in the budget (Exhibit B), and include the identification of a Chinese Medical Expert as well as a meeting with the Minister of Health.

                                CONCEPT SUMMARY

INNAPHARMA CONTACT

Primary Liaison: Steven Nelson
                 Sr. Dir. Worldwide Clinical Operations
                 Phone: 201-818-1160 Ext. 652
                 Fax: 201-818-3388

PROTOCOL INFORMATION

Objective:               To confirm safety and efficacy of NexMed's Medical
                         device used in the treatment of Herpes lip sores.

Design:                  Double blinded, single center pilot study

Patients:                Twenty (20)

Expected                 1 week
enrollment
period:

Total study              5 months
duration:

Number of sites:         1 site

Key inclusion            History of herpes lip sores
criteria:                On screening exposure to UV light, subject must
                         produce at least one eruption of a herpes lip lesion within 7 day follow-up period

                         Subject must sign informed consent and agree to potentially 2 exposures to UV light to the lip, and to return to the clinic daily for 7 days post each exposure (14 visits)

Key exclusion            Documented history of ultra sensitivity to UV light
criteria:
                         Known alcohol or drug abuse

                         Subjects who are unwilling to return for all follow-up visits

I.   CLINICAL TRIAL REGISTRATION--CHINA

     This is the process of assembling, summarizing and translating all pre-clinical and clinical information relating to work that has been completed with the device to date by NexMed as well as any related devices on the market in the US or in China. The strategy will be to equate this herpes device with already marketed TENS devices which will make the clinical registration process much easier and quicker.

     Innapharma China will then submit this package to the Ministry of Public Health. Upon review of this package, the Ministry will issue Clinical Trial Registration Approval allowing the trial to begin or advise us as to the proper pathway.

     The assumption has been made that this clinical trial will be conducted under U.S. Good Clinical Practice conditions and the data from the trial will be submitable worldwide to augment other submissions


II.  PREPARATION OF STUDY MATERIALS

     INNAPHARMA assumes that there will be further modifications to the protocol submitted to the Chinese regulatory authorities. Innapharma will work with the Chinese regulatory authorities to produce a final Protocol that satisfies all parties. Innapharma will develop and design the case report forms (annotated in Chinese). It has been assumed that the Actual herpes device as well as the "inactive device" (placebo) will be produced, packaged and shipped to investigative sites by NexMed.

III. INITIATION OF STUDY

     Innapharma will work with the Ministry of Health to select the most qualified and experienced investigative sites for this study. Innapharma will negotiate all investigator grants and provide a duly constituted local IRB. Innapharma will conduct pre-study qualification visits to all sites. Upon satisfactory approval each site will be shipped a pre-study package of documents to prepare and submit to Innapharma as per GCP.

     INITIATION VISITS/SITE COORDINATOR TRAINING

     During the initiation visits study coordination training sessions to review protocol / CRFs will be developed and conducted by INNAPHARMA personnel at study initiation visits for all investigative sites involved in the clinical trial.

IV.  CONDUCT OF STUDY

     PATIENT GRANTS

     Innapharma will manage grant payments to all investigators.

     STUDY MONITORING

     INNAPHARMA will select study monitors from the Innapharma China Monitor Network. All monitors are medical doctors. Monitors will be chosen based on therapeutic experience as well as location. INNAPHARMA will utilize a local Medical Monitor whenever possible to minimize travel time and costs.

     ONGOING REPORTS

     SERIOUS ADVERSE EVENTS

     Serious adverse event reports will be forwarded to the sponsor within 24 hours of receipt by INNAPHARMA. INNAPHARMA will work with the investigative site to gather any additional detail on serious adverse events required. Adverse events (serious or non-serious) will be coded, tracked and reported to the sponsor.

     PROJECT MANAGEMENT

     A dedicated project manager will be assigned to this project. The project manager will coordinate the project team, track timelines, and monitor financial activities. The project manager works in cooperation with the project team to ensure timelines of the study are met and ongoing communications with NexMed are maintained. Monthly status reports will be provided to provide the following information:

        1.  Subject enrollment
        2.  Serious Adverse Events log

V.   DATA MANAGEMENT

     DATA COLLECTION

     Data fields consisting of subject demographic, medical history, physical exam, adverse events, and laboratory data will be collected on NexMed CRFs for each subject. In addition, the efficacy data collected for subjects will be entered into a data base.

     DATA ENTRY

     Prior to data entry, all CRFs will be coded and reviewed for completion. Coding of data will utilize the WHO dictionary unless otherwise specified by NexMed. All data will be double-key entered and checked against the designated ranges. It is anticipated that 8 unique CRFs (of an estimated 32 total CRF's) will be processed per subject.

     Computerized edit checks will be performed on the data on an ongoing basis. Tracking spreadsheets will be created to account for all data collection documents received and keyed by Data Entry.

     DATABASE PROGRAMMING AND STARTUP

     Based on the CRF design, a database design will be developed and programmed. INNAPHARMA will create the trial database using customized range checks for flagging data outliners for review, and process the data utilizing documented coding guidelines.

     TABLES, LISTINGS, AND PROFILES

     Final table formats, listings, and profiles will be developed in collaboration with NexMed. All table programming will be validated and checked prior to final reports.

VI.  STATISTICS

     INNAPHARMA will perform the statistical analyses for the clinical trial as per the final protocol analysis plan.

VII. EDITORIAL SERVICES

     INNAPHARMA will produce a final study report including all statistical tables suitable for customization and finalization by NexMed.

VIII. PROJECT TIMELINES

      See attached schedule (Exhibit E)

IX.   BUDGETS

      See attached schedule (Exhibit B)
      Proposed payment schedule (Exhibit C)
      Investigator grant estimate (Exhibit D)

                                BUDGET ESTIMATE
                                   EXHIBIT B

Duration of project (in months):......................................    5
Duration of clinical trial (enrollment & study time)..................    4
Number of sites:......................................................    1
Number of patients:...................................................   20
Cost per patient:.....................................................  112
# of payments to investigator:........................................    2
Number of CRF's:......................................................   32
Number of unique CRF's:...............................................    8
Number of patient diary cards
Investigator's / CRA Meeting:
  number of investigators/coordinators:...............................    2
  number of CRA's:....................................................    2
  number of Innapharma employees:.....................................    2
CRA's Conference Call:
  number of investigators/coordinators:...............................    0
  number of CRA's:....................................................    0
  number of Innapharma employees:.....................................    0
Number of monitoring visits: (do not include Initiation Visit)........    4
IRB:
  Local IRB--number of sites..........................................    1
  Central IRB--number of sites........................................    0
Project Management: (estimated number of hrs per week)................   10
# of investigator's newsletters:......................................    2
# of data transfers to sponsors.......................................    2
Sponsors Name: NEXMED, INC. (Herpes device)

                                BUDGET ESTIMATE
                                   EXHIBIT B

TASK NAME                                                                          INNAPHARMA COST     RESPONSIBILITY
---------------------------------------------------------------------------------  ----------------  -------------------
Preparation of Study Materials
Information acquisition/Medical expert/China Mtg.................................                               x
Clinical Trial Registration Process..............................................       10,000
Protocol development/assembly/shipping...........................................          800
CRF development..................................................................        1,200
clinical supplies--shipping....................................................                               x
                                                Total:...........................     $ 12,000

Initiation of Study
recruit investigator's...........................................................           40
negotiate grants with investigator's.............................................           40
payments to investigator's.......................................................           20
Local IRB........................................................................          200
prestudy visit--CRA time.........................................................           60
prestudy visit--CRA expenses.....................................................          350
pre-study documents..............................................................           60
initiation visit--CRA time.......................................................          100
initiation visit--CRA expenses...................................................           30
                                                Total:...........................     $    900

Conduct of Study
investigator site grant..........................................................        2,240
monitoring visits--CRA time......................................................          400
monitoring visits--CRA expenses..................................................          120
provide status reports -- monthly................................................          400
SAE's reporting/follow up........................................................          160
project management...............................................................          500
                                                Total:...........................     $  3,820

Data Management
initial CRF/protocol review......................................................          280
develop coding guidelines........................................................          356
establish edit specs/query program/list..........................................           35
design/set-up database, including labs, diaries..................................          680
program data edit checks.........................................................          680
database validation/100% check on fields.........................................          345
logging in of CRF's..............................................................          160
CRF coding.......................................................................          240
encoding of AE's, con meds, etc..................................................          200
single data entry................................................................          240
double data entry................................................................          240

                                BUDGET ESTIMATE
                                   EXHIBIT B

TASK NAME                                                                          INNAPHARMA COST     RESPONSIBILITY
---------------------------------------------------------------------------------  ----------------  -------------------
double key comparison check......................................................          160
upload/integration CRF data file.................................................                               x
fax/or e-mail transfer of first 50 pts to USA....................................          800
track data entry/queries/resolution..............................................           56
generate queries.................................................................           45
resolve queries..................................................................           45
perform QC on 100% of CRF's (key variables)......................................          234
program custom listings, summaries, profiles.....................................          235
generate listings................................................................           40
review listings..................................................................          245
transfer data to sponsor.........................................................          125
                                                Total:...........................     $  5,441

Statistical Analysis
prepare mock tables..............................................................          200
program SAS datasets.............................................................          150
perform statistical analysis.....................................................        1,500
write statistical report.........................................................          450
                                                Total:...........................     $  2,300

Medical Writing
integrated study report..........................................................                               x
journal article..................................................................                               x
poster sessions..................................................................                               x
Investigator's brochure..........................................................                               x
                                                Total:...........................     $      0
                                          Grand Total:...........................     $ 24,461

                                   EXHIBIT C
                              HERPES DEVICE STUDY

                           PROPOSED PAYMENT SCHEDULE

     PAYMENT #         MILESTONE                     ESTIM. DATE      AMOUNT
-------------------  -----------------------------  -------------  ------------
             1       Contract finalization            11/1/96        $ 4,461.00
             2       Clinical trial approval          12/15/96       $ 5,000.00
             3       First patient in                 12/31/96       $ 5,000.00
             4       Last patient out                 1/29/97        $ 5,000.00
             5       Final report                     3/13/97        $ 5,000.00
                                          TOTAL                      $24,461.00

                                    EXHIBIT D

                           Investigator Grant Estimate

                               HERPES DEVICE STUDY

                             (20 PATIENT PILOT STUDY)

SCREENING PHASE
Visit 1............................................................   $   20.00
             Brief history and physical
             Inclusion/exclusion criteria review
             Informed consent
                        UV exposure

Visit 2-7
             Day 2-7 follow-up visits ($5.00 x 6 visits)............. $   30.00
                           CRF Completion
                           Assessment of herpes lesion
                           Culture of herpes lesion
                           Adverse event queries
--------------------------------------------

TREATMENT PHASE
Visit 8
             UV exposure
             In-house observation 4-8 hours
             Treatment with device
             Culture

Visits 9-14
             Day 9-14 follow-up visits ($5.00 x 6 visits)............ $   30.00
                           CRF Completion
                           Assessment of herpes lesion
                           Culture of herpes lesion
                           Adverse event queries

Patient stipend (transportation expenses to participate in
  trial)...........................................................   $   10.00
Administrative overhead............................................   $   22.00
------------------------------------------------------------------------------------
                                                TOTAL..............   $  112.00

                   $112.00/patient x 20 Patients = $2,240.00

                                   EXHIBIT E
                         NexMed Herpes Medical Device
                             China Study Timeline

ID                                         TASK NAME                                     DURATION       START     FINISH
---------  --------------------------------------------------------------------------  -------------  ---------  ---------
        1  PRELIMINARY MEETINGS/CONTRACT                                                       65d       9/5/96    12/4/96
        2  Initial meeting NexMed / Innapharma                                                  0d       9/5/96     9/5/96
        3  Bid proposal sent                                                                    0d      9/20/96    9/20/96
        4  Contract agreement signed                                                            5d     10/23/96   10/29/96

        5  CLINICAL REGISTRATION PROCESS                                                       55d      9/19/96    12/4/96
        6  Strategy development                                                                14d     10/30/96   11/18/96
        7       Medical expert identified                                                      10d     10/30/96   11/12/96
        8       Meeting with Minister of Health                                                 1d     11/13/96   11/13/96
        9       Clinical strategy approved by MOH                                               3d     11/14/96   11/18/96
       10       NexMed's GO/NO GO DECISION                                                      0d     11/18/96   11/18/96

       11  Clinical trial registration                                                         55d      9/19/96    12/4/96
       12       Assembly of all NexMed data                                                    10d      9/19/96    10/2/96
       13       Assembly of all literature to date                                             10d      10/3/96   10/16/96
       14       Finalization of Clin. Reg. Package                                              5d     10/17/96   10/23/96
       15       Translation of Package to Chinese                                              10d     10/24/96    11/6/96
       16       Submission to MOH                                                               0d      11/6/96    11/6/96
       17       Approval of Clinical Registration                                              20d      11/7/96    12/4/96

       18  CLINICAL TRIAL                                                                      74d      12/5/96    3/18/97
       19  site / investigation selection                                                       2d      12/5/96    12/6/96
       20  Pre-study evaluation visit                                                           1d      12/9/96    12/9/96
       21  Case Report form development                                                        10d     12/10/96   12/23/96
       22  IRB selection                                                                        3d     12/24/96   12/26/96
       23  Study initiation visit                                                               1d     12/27/96   12/27/96
       24  Enrollment and treatment time                                                       21d     12/30/96    1/27/97
       25  Clinical trial complete                                                              1d      1/28/97    1/28/97
       26  Data entry complete / data base clean                                               15d      1/29/97    2/18/97
       27  Statistical analysis                                                                15d      2/19/97    3/11/97
       28  Final report sent to NexMed                                                          5d      3/12/97    3/18/97

------------------------

Project:
Date: 10/24/96

                                   AMENDMENT

                        VIRATROL-TM- HERPES DEVICE STUDY

    The following documents, incorporated by reference herein, amend to contract for the VIRATROL-TM- Herpes Device Study.

    Exhibit A.1--Concept Summary
    Exhibit B.1--Budget Estimate
    Exhibit C.1--Payment Schedule

    All other terms and conditions of the original agreement remain in force, except as amended herein.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by an appropriate officer as of the day and year first above written.

    NexMed, Inc.                                     Date: 2/13/97

    By: /S/ Vivian Liu
        --------------------------
        Vivian Liu
        Vice President

    Innapharma, Inc.

    By: /S/ Leslie R. Bonder                         Date: 2/4/97
        -------------------------
        Leslie R. Bonder
        Corporate Vice President
        Clinical & Nonclinical Operations

                                  EXHIBIT A.1
                               CONTRACT AMENDMENT

                            MODIFIED CONCEPT SUMMARY

    As a result our recent trip to China and ongoing protocol discussions, it was agreed that scope of work as outlined in the contract had to be modified. It will be necessary to include suggestions from Chinese medical doctors and the Ministry of Health. They suggested conducting an unblinded prestudy with 10 subjects to provide the physician an opportunity to become familiar with the ViratroI-TM- device before conducting the larger blinded trial. It was additionally suggested, that enrollment of blinded trial be increased to approximately 60 subjects. For both studies, Innapharma will prepare the protocol, case report forms, conduct an investigator meeting, monitor the trial and prepare the final statistical report (summary only for the unblinded pilot trial).

INNAPHARMA CONTACT

Primary liaison: Steve Roepke
                 Director Clinical Operations
                 Phone: (201) 818-1160 Ext. 647
                 Fax: (201) 818-3388

PROTOCOL INFORMATION FOR 10 SUBJECT UNBLINDED PILOT TRIAL

Objective:      To give the investigator an opportunity to become familiar with and assess the Viratrol-TM- device as used in the treatment of Herpes Labialis.

Design:         Unblinded single center pilot study

Patients:       Ten (10)

Expected
enrollment
period:         3 weeks

Total study
duration:       1 month

Number of
sites:          2 sites

Key inclusion
criteria:       History of herpes lip sores
                Presence of active herpes libialis symptoms

Key exclusion
criteria:       Known alcohol or drug abuse
                Subjects who are unwilling to return for all follow-up visits

                                BUDGET ESTIMATE
                                  EXHIBIT B.1

Duration of project (in months):......................................          5
Duration of clinical trial (enrollment & study time)..................          4
Number of sites:......................................................          1
Number of patients:...................................................         60
Cost per patient:.....................................................        112
# of payments to investigator:........................................          2
Number of CRF's:......................................................         32
Number of unique CRF's:...............................................          8
Number of patient diary cards.........................................          0
investigator's/CRA Meeting:
   number of investigators/coordinators:..............................          0
   number of CRA's:...................................................          0
   number of innapharma employees:....................................          0
 CRA's Conference Call:
   number of investigators/coordinators:..............................          0
   number of CRA's:...................................................          0
   number of Innapharma employees:....................................          0
Number of monitoring visits: (do not include Initiation Visit)........          4

IRB:
   Local IRB--number of sites.........................................          1
   Central IRB--number of sites.......................................          0

Project Management: (estimated number of hrs per week)................          2
# of investigator's newsletters:......................................          0
# of data transfers to sponsors.......................................          2
                                                   Sponsors Name:          NexMed

                                BUDGET ESTIMATE

                                  EXHIBIT B.1

                                                                                                          CLIENT'S
TASK NAME                                                                          INNAPHARMA COST     RESPONSIBILITY
---------------------------------------------------------------------------------  ----------------  -------------------
Preparation of Study Materials
clinical Trial Registration Process..............................................         15,000
protocol development/assembly/shipping...........................................            800
CRF development..................................................................          1,280
clinical supplies--shipping....................................................                                    x
                                                Total:...........................     $   17,080

Initiation of Study
recruit investigator's...........................................................             40
negotiate grants with investigator's.............................................             40
payments to investigator's.......................................................             20
Local IRB........................................................................            200
prestudy visit--CRA time.........................................................             60
prestudy visit--CRA expenses.....................................................             30
pre-study documents..............................................................             20
initiation visit--CRA time.......................................................            100
initiation visit--CRA expenses...................................................             30
                                                Total:...........................     $      540

Conduct of Study
investigator site grant..........................................................          6,720
monitoring visits--CRA time......................................................            400
monitoring visits--CRA expenses..................................................            120
provide status reports--monthly................................................            400
SAE's reporting/follow up........................................................            480
project management...............................................................          1,600
                                                Total:...........................     $    9,720

                                BUDGET ESTIMATE

                                  EXHIBIT B.1

                                                                                                          CLIENT'S
TASK NAME                                                                          INNAPHARMA COST     RESPONSIBILITY
---------------------------------------------------------------------------------  ----------------  -------------------
Data Management
initial CRF/protocol review......................................................          280
develop coding guidelines........................................................          356
establish edit specs/query program/list..........................................           35
design/set-up database, including labs, diaries..................................          680
program data edit checks.........................................................          680
database validation/100% check on fields.........................................          345
logging in of CRF's..............................................................          480
CRF coding.......................................................................          720
encoding of AE's, con meds, etc..................................................          600
single data entry................................................................          720
double data entry................................................................          720
double key comparison check......................................................          480
fax/or e-mail transfer of first 50 pts to USA....................................          800
track data entry/queries/resolution..............................................          100
generate queries.................................................................          293
resolve queries..................................................................          293
perform QC on 100% of CRF's (key variables)......................................          624
program custom listings, summaries, profiles.....................................          235
generate listings................................................................           40
review listings..................................................................          640
transfer data to sponsor.........................................................          125
                                                Total:...........................     $  9,245

Statistical Analysis
prepare mock tables..............................................................          200
program SAS datasets.............................................................          150
perform statistical analysis.....................................................        1,500
write statistical report.........................................................          450
                                                Total:...........................     $  2,300

Medical Writing
integrated study report..........................................................                               X
journal article..................................................................                               X
poster sessions..................................................................                               X
Investigator's brochure..........................................................                               X
                                                Total:...........................     $      0                  X
                                          Grand Total:...........................     $ 38,885

                                  Exhibit C.1

                               Herpes Device Study

Herpes Device (Original Contract)..................................  $  24,461
Herpes Device (Revised Contract)...................................  $  38,885
Open Label Study:..................................................  $   8,328
Total Amount:......................................................  $  47,212



                             REVISED PAYMENT SCHEDULE

    PAYMENT #                    MILESTONE                                   ESTIMATED DATE   AMOUNT
-----------------  --------------------------------------------------------  --------------  ---------
            1      Contract Finalization                                           11/1/96    $   4,461
            2      Clinical Trial Site Selection / Approval                       12/15/96    $   5,000
            3      Final Protocol & CRFs                                           2/28/97    $  17,000
            4      First Patient In                                                3/14/97    $   7,550
            5      Last Patient Out                                                7/31/97    $   7,550
            6      Statistical Analysis                                            8/25/97    $   5,650

                                                                                    Total:    $  47,212

                                      AMENDMENT
                                        No.2

                            VIRATROL-TM- HERPES DEVICE STUDY

    The following documents, incorporated by reference herein, amend to contract for the VIRATROL-TM- Herpes Device Study

    Exhibit B.2--Budget Estimate
    Exhibit C.2--Payment Schedule

    All other terms and conditions of the original agreement remain in amended herein.

    IN WITNESS WHEREOF, the parties have caused this Agreement to by an appropriate officer as of the day and year first written below.

    NexMed, Inc.                                     Date: 4/30/97

    By: /S/ Vivian Liu
        -------------------------------
        Vivian Liu
        Vice President

    Innapharma, Inc.                                 Date: 4/28/97

    By: /S/ Leslie R. Bonder
        -------------------------------
        Leslie R. Bonder
        Corporate Vice President
        Clinical & Nonclinical Operations

                                 BUDGET ESTIMATE
                                   EXHIBIT B.2

    Clinical report prepared for the open-label pilot study.

                                          STATISTICAL ANALYSIS

DESCRIPTION                                       COST
Prepare mock tables........................  $      65

Program SAS datasets.......................  $      50

Perform statistical analysis...............  $     250

Write report...............................  $     500

                         TOTAL:............  $     865

                                  EXHIBIT C.2
                              Herpes Device Study

Herpes Device (Original Contract)..................................  $  24,461
Herpes Device (Revised Contract)...................................  $  38,885
Open Label Study:..................................................  $   8,328
Clinical Report: Open Label Study..................................  $     865
                                       TOTAL AMOUNT:...............  $  48,077




                          REVISED PAYMENT SCHEDULE

                                                                                            ESTIMATED
    PAYMENT #               MILESTONE ESTIMATED                   REVISED DATE     DATE      AMOUNT
-----------------  --------------------------------------------  --------------  ---------  ---------
            1       Contract Finalization                            11/1/96                $   4,461
            2       Clinical Trial Site Selection/Approval          12/15/96                $   5,000
            3       Final Protocol & CRFs                            2/28/97                $  17,000
            4       Clinical Report: Open Label Study                5/12/97                $     865
            5       First Patient In                                 3/14/97      6/30/97   $   7,550
            6       Last Patient Out                                 7/31/97     10/15/97   $   7,550
            7       Statistical Analysis                             8/25/97     11/15/97   $   5,650
                                                  TOTAL:                                    $  48,077